SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 21, 2000



SYNERGY MEDIA, INC.
(Exact name of registrant as specified in its charter)



Nevada	              			33-128			47-0777141
(State or other jurisdiction of	      (Commission		        (I.R.S. Employer
incorporation or organization)		File No.)		        Identification No.)


13314 I Street, Omaha, Nebraska		    			68137
		(Address of principal executive offices)	        (Zip Code)


(402) 334-5556)
(Registrant s telephone number, including area code)


Item 5.	Other Information

On September 21, 2000, the following press release was released for public distribution:

Attachment

OMAHA, Neb., --(BUSINESS WIRE)-September 21, 2000-Synergy Media, Inc.
(OTC: SYME)
announced today that it has entered into an agreement in principle with Aden Enterprises, Inc., whereby Aden Enterprises, Inc., will convert approximately $1 million of funds advanced to Synergy Media, Inc., for common stock. The conversion price will be determined by an outside appraiser. In addition, Aden Enterprises, Inc., will assign a distribution agreement between itself and EV Global, Inc., providing for the resale of electric bikes. Aden Enterprises, Inc., will also contribute inventory associated with the electric bike venture.

Certain information above contains forward-looking statements that may involve risk and uncertainties. Management believes that its expectations are based on reasonable assumptions. However, no assurances can be given that its goals will be achieved. Factors that could cause actual results to differ materially include, but are not limited to, changes in federal, state and local regulations, new product introductions by competitors and changes in technology.

CONTACT:

Michael S. Luther
Chief Executive Officer
Aden Enterprises, Inc.

Telephone: 402-334-5556
Fax: 	    402-334-9292


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